Exhibit (h)(12)

AMENDMENT

DATED NOVEMBER 23, 2015 TO

SUB-ADMINISTRATIVE SERVICES AGREEMENT

WHEREAS, Massachusetts Mutual Life Insurance Company, a mutual life insurance company organized and existing under the laws of the Commonwealth of Massachusetts (“MassMutual”), and MML Investment Advisers, LLC, a Delaware limited liability company (“MML Advisers”), have entered into a Sub-Administrative Services Agreement dated as of April 1, 2014 (the “Agreement”).

WHEREAS, MassMutual and MML Advisers wish to amend the Agreement as follows:

Pursuant to Section 14, the following hereby replaces, in its entirety, Appendix A:

APPENDIX A

MassMutual Premier Funds

MassMutual Premier Money Market Fund

MassMutual Premier Short-Duration Bond Fund

MassMutual Premier Inflation-Protected and Income Fund

MassMutual Premier Core Bond Fund

MassMutual Premier Diversified Bond Fund

MassMutual Premier High Yield Fund

MassMutual Premier Balanced Fund

MassMutual Barings Dynamic Allocation Fund

MassMutual Premier Value Fund

MassMutual Premier Disciplined Value Fund

MassMutual Premier Main Street Fund

MassMutual Premier Disciplined Growth Fund

MassMutual Premier Small Cap Opportunities Fund

MassMutual Premier Global Fund

MassMutual Premier International Equity Fund

MassMutual Premier Strategic Emerging Markets

MassMutual Select Funds

MassMutual Select Total Return Bond Fund

MassMutual Select Strategic Bond Fund

MassMutual Select BlackRock Global Allocation Fund

MassMutual Select Diversified Value Fund

MassMutual Select Fundamental Value Fund

MassMutual Select Large Cap Value Fund

MM S&P 500® Index Fund

MassMutual Select Focused Value Fund

MassMutual Select Fundamental Growth Fund

MassMutual Select Blue Chip Growth Fund

MassMutual Select Growth Opportunities Fund

MassMutual Select Mid-Cap Value Fund

MassMutual Select Small Cap Value Equity Fund

MassMutual Select Small Company Value Fund

MM S&P® Mid Cap Index Fund

MM Russell 2000® Small Cap Index Fund

MassMutual Select Mid Cap Growth Equity II Fund

MassMutual Select Small Cap Growth Equity Fund

MassMutual Select Diversified International Fund

MM MSCI EAFE® International Index Fund

MassMutual Select Overseas Fund

MassMutual RetireSMARTSM Conservative Fund

MassMutual RetireSMARTSM Moderate Fund

MassMutual RetireSMARTSM Moderate Growth Fund

MassMutual RetireSMARTSM Growth Fund

MassMutual RetireSMARTSM In Retirement Fund

MassMutual RetireSMARTSM 2010 Fund

MassMutual RetireSMARTSM 2015 Fund

MassMutual RetireSMARTSM 2020 Fund

MassMutual RetireSMARTSM 2025 Fund

MassMutual RetireSMARTSM 2030 Fund

MassMutual RetireSMARTSM 2035 Fund

MassMutual RetireSMARTSM 2040 Fund

MassMutual RetireSMARTSM 2045 Fund

MassMutual RetireSMARTSM 2050 Fund

MassMutual RetireSMARTSM 2055 Fund

MassMutual RetireSMARTSM 2060 Fund

IN WITNESS WHEREOF, this Agreement has been signed by the parties as of the date first above written.

MASSACHUSETTS MUTUAL LIFE

INSURANCE COMPANY

/s/ Brian Haendiges
Brian Haendiges
Senior Vice President

MML INVESTMENT ADVISERS, LLC

/s/ Brian Haendiges
Brian Haendiges
Vice President